Exhibit 99.1

Noranda Reports First Quarter 2012 Results

First Quarter 2012 Highlights

  Diluted EPS was $0.24, compared to $0.36 in fourth quarter 2011 and $0.56 in first quarter 2011
  Excluding special items, diluted EPS was $0.18, compared to $0.01 in fourth quarter 2011 and $0.35 in first quarter 2011
  Total segment profit was $44.6 million, compared to $31.1 million in fourth quarter 2011 and $82.1 million in first quarter 2011
  Operating activities used cash of $16.4 million, compared to generating cash flow of $21.1 million in first quarter 2011
  Refinanced senior secured credit facilities and paid regular quarterly cash dividend of $0.04 per share and a supplemental cash dividend of $1.25 per share
  Net Cash Cost was $0.78 per pound, compared to $0.83 in fourth quarter 2011 and $0.66 per pound in first quarter 2011

FRANKLIN, Tenn.--(BUSINESS WIRE)--April 25, 2012--Noranda Aluminum Holding Corporation (NYSE: NOR) today reported results for first quarter 2012.

"Our first quarter 2012 results demonstrate that we operated effectively and reliably across our integrated business platform," said Layle K. (Kip) Smith, Noranda's President and Chief Executive Officer. "We saw stable demand and attractive premiums for our key products. Through our CORE program, we continued to achieve productivity gains and began to capture modest reductions in the costs of certain major inputs. We opportunistically refinanced our senior secured credit facility and repaid $75 million of our senior floating rate notes, extending our debt maturity profile while distributing approximately $87 million to our equity holders and providing approximately $70 million to invest in our businesses."

Noranda reported first quarter 2012 net income of $16.2 million ($0.24 per diluted share), compared to fourth quarter 2011 net income of $24.4 million ($0.36 per diluted share) and first quarter 2011 net income of $38.3 million ($0.56 per diluted share). Excluding special items, Noranda reported first quarter 2012 net income of $12.7 million ($0.18 per diluted share), compared to $0.6 million ($0.01 per diluted share) in fourth quarter 2011 and first quarter 2011 net income of $23.8 million ($0.35 per diluted share).

First Quarter 2012 Results

Sales for first quarter 2012 were $353.5 million, compared to $338.5 million in fourth quarter 2011 and $394.6 million in first quarter 2011.

  Comparing first quarter 2012 to fourth quarter 2011, sales increased $15.0 million, driven primarily by the Flat-Rolled Products segments recovery from seasonally lower fourth quarter shipments.
  Comparing first quarter 2012 to first quarter 2011, sales decreased $41.1 million primarily due to a decline in the LME aluminum price. Persisting global macro-economic concerns, particularly the European sovereign-debt crisis and fears of slowing economic growth in China, have dampened LME aluminum prices since the second half of 2011. Substantially all the Company's external revenues are linked to the LME aluminum price, which averaged $0.99 in first quarter 2012 compared to $1.14 in first quarter 2011.

Total first quarter 2012 segment profit was $44.6 million, compared to $31.1 million in fourth quarter 2011 and $82.1 million in first quarter 2011.

  First quarter 2012 segment profit improved by $13.5 million compared to fourth quarter 2011, primarily reflecting the elimination of the $16.5 million impact from the fourth quarter 2011 maintenance events. Excluding the effect of those maintenance events from fourth quarter results, segment profit decreased $3.0 million in first quarter 2012, consistent with the Company's expectations. An $8.8 million benefit from favorable price and volume changes in the Flat-Rolled Product segment was more than offset by the negative impact of higher levels of inventories from integrated supply channels ($7.0 million impact) and timing of employee benefit accruals ($5.9 million impact).
  First quarter 2012 segment profit decreased by $37.5 million compared to first quarter 2011, resulting from a lower LME aluminum price ($23.3 million), combined with the effects of input cost inflation over the course of 2011, particularly in carbon-based and chemical products and fuel costs ($8.3 million combined). The rate of input cost inflation began to slow in late 2011, and in first quarter 2012 the Company has been successful in capturing modest reductions in certain of those costs. Natural gas prices favorably impacted first quarter 2012 by $5.3 million compared to first quarter 2011.

Segment Information

	Three months ended
	March 31, 2012	December 31, 2011	March 31, 2011

Key primary aluminum products segment metrics:
Average realized Midwest transaction price (per pound)	$1.05	$1.04	$1.18
Integrated net cash cost for primary aluminum products (per pound shipped) (1)	$0.78	$0.83	$0.66
Total primary aluminum shipments (pounds, in millions)	142.2	145.8	143.0
Segment profit (loss) (in millions):
Bauxite	$2.2	$(0.7)	$6.4
Alumina	13.7	4.5	22.9
Primary Aluminum	25.7	22.7	47.8
Flat-Rolled Products	14.5	6.5	13.5
Corporate	(8.7)	(6.1)	(6.6)
Eliminations	(2.8)	4.2	(1.9)
Total (1)	$44.6	$31.1	$82.1

(1) Results for three months ended December 31, 2011 include a $16.5 million negative impact from Alumina and Bauxite maintenance events. Excluding the impact of these maintenance events, our integrated net cash cost for primary aluminum was $0.72 per pound for fourth quarter 2011.

Bauxite. The Bauxite segment reported a $2.2 million segment profit in first quarter 2012, compared to a $0.7 million loss in fourth quarter 2011 and $6.4 million profit in first quarter 2011.

  Compared to fourth quarter 2011, first quarter 2012 Bauxite results improved by $2.9 million, primarily reflecting the elimination of the $2.0 million impact from the fourth quarter 2011 maintenance event.
  Compared to first quarter 2011, first quarter 2012 segment profit reflected a $1.5 million negative impact from lower LME-linked external bauxite prices, $1.2 million of unfavorable effects from higher 2012 diesel and oil prices, combined with a $0.7 million impact on 2012 sales volumes due to timing of vessels.

Alumina. The Alumina segment reported a $13.7 million segment profit in first quarter 2012, compared to $4.5 million in fourth quarter 2011 and $22.9 million profit in first quarter 2011.

  Compared to fourth quarter 2011, first quarter 2012 Alumina results improved by $9.2 million, primarily reflecting the elimination of the $14.5 million impact from fourth quarter 2011 maintenance events, offset by the timing of employee benefit accruals of $1.9 million and scheduled maintenance projects.
  Compared to first quarter 2011, first quarter 2012 segment profit reflected the $8.5 million negative impact on internal and external revenues from lower LME-linked alumina prices and $3.0 million of unfavorable effects from higher 2012 raw materials such as caustic soda. These items were partially offset by the $5.3 million impact of lower 2012 natural gas prices.

Primary Aluminum. Segment profit in first quarter 2012 was $25.7 million, compared to $22.7 million in fourth quarter 2011 and $47.8 million in first quarter 2011.

  Compared to fourth quarter 2011, first quarter 2012 Primary Aluminum improved by $3.0 million, primarily reflecting a $5.6 million benefit from lower LME-linked internal alumina transfer prices. These results also reflected a $1.2 million net benefit from higher selling margins due to the effects of a slight improvement in the realized MWTP and higher value-added premiums in 2012. A $0.5 million net improvement in raw material input prices was driven by strategic sourcing of coke in 2012, and was offset by the $2.0 million impact from the timing of employee benefit accruals.
  Compared to first quarter 2011, the first quarter 2012 decrease in segment profit reflected the $18.5 million impact from lower 2012 LME aluminum prices and the $4.1 million impact from higher 2012 costs for carbon-based products, such as coke.

Flat-Rolled Products. Segment profit in first quarter 2012 was $14.5 million, compared to $6.5 million in the fourth quarter 2011 and $13.5 million in first quarter 2011.

  Compared to fourth quarter 2011, first quarter 2012 Flat-Rolled Products results improved by $8.0 million, reflecting a $4.9 million favorable impact of volumes returning from seasonally low fourth quarter 2011 levels, and $0.8 million from improved 2012 fabrication premiums. First quarter 2012 results also reflected a $1.5 million gain from metal margin, compared to a $1.6 million metal margin loss in fourth quarter 2011. These improvements were offset partly by $1.4 million from the timing of employee benefit accruals.
  Compared to first quarter 2011, first quarter 2012 segment profit was relatively flat, which reflects the stable demand trends across key product groups in this segment.

Liquidity and Capital Resources

On February 29, 2012, Noranda entered into a new, seven year $325 million senior secured term loan facility agreement (“the 2012 Term B Loan”). The Company used net 2012 Term B Loan proceeds to repay the remaining $78 million term loan balance outstanding under its previous senior secured credit facility and to fund a tender offer for $75 million of its existing Floating Rate Notes due 2015. The Company also used 2012 Term B Loan proceeds to pay a supplemental dividend of $1.25 per share, totaling approximately $87 million in aggregate. Noranda also entered into a new $250 million asset-based revolving credit facility, which was undrawn at closing.

At March 31, 2012, the Company had $73.0 million of cash and cash equivalents and $173.3 million of available borrowing capacity under its asset-based revolving credit facility.

Operating activities used $16.4 million of cash in the first quarter 2012, compared to generating cash flow of $30.3 million and $21.1 million in fourth quarter 2011 and first quarter 2011, respectively, driven primarily by the change in LME aluminum price as well as the seasonal build in inventories. As summarized in the table below, the variability in operating cash flow is driven primarily by different levels of segment profit and seasonal working capital changes in each of the quarters.

	Three months ended
	March 31, 2012	December 31, 2011	March 31, 2011

Segment profit	$44.6	$31.1	$82.1
Gas hedges	(9.6)	(7.5)	(6.4)
Pension, interest and other	(9.8)	(19.1)	(10.1)
Tax payments	(1.9)	(19.0)	(9.4)
Operating working capital	(39.7)	44.8	(35.1)
Cash provided by (used in) operating activities	$(16.4)	$30.3	$21.1

The Company’s net debt (defined as debt less cash) to book equity ratio was 3.1 to 1 at March 31, 2012, and its net debt to trailing twelve month Adjusted EBITDA ratio was 2.7 to 1.

NORANDA ALUMINUM HOLDING CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS (dollars in millions, except per share data and where noted) (unaudited)

	For the three months ended March 31,
	2012	2011
	$	$
Statements of operations data:
Sales	353.5	394.6
Operating costs and expenses:
Cost of sales	304.2	328.3
Selling, general and administrative expenses	25.7	24.9
Total operating costs and expenses	329.9	353.2
Operating income	23.6	41.4
Other expenses (income):
Interest expense, net	6.5	5.7
Gain on hedging activities, net	(14.7)	(21.8)
Debt refinancing expense	8.1	—
Total other income, net	(0.1)	(16.1)
Income before income taxes	23.7	57.5
Income tax expense	7.5	19.2
Net income	16.2	38.3
Net income per common share:
Basic	0.24	0.57
Diluted	0.24	0.56
Weighted-average common shares outstanding:
Basic	67.33	66.83
Diluted	68.84	68.12
Cash dividends declared per common share	1.29	—
Sales by segment:
Bauxite	33.2	38.1
Alumina	94.5	103.9
Primary Aluminum	161.9	180.8
Flat-Rolled Products	145.1	151.4
Eliminations	(81.2)	(79.6)
Total	353.5	394.6
Segment profit (loss):
Bauxite	2.2	6.4
Alumina	13.7	22.9
Primary Aluminum	25.7	47.8
Flat-Rolled Products	14.5	13.5
Corporate	(8.7)	(6.6)
Eliminations	(2.8)	(1.9)
Total	44.6	82.1
Financial and other data:
Average realized Midwest transaction price (per pound)	1.05	1.18
Net Cash Cost (per pound shipped)	0.78	0.66
Shipments:
Third party shipments:
Bauxite (kMts)	448.6	616.1
Alumina (kMts)	165.3	166.0
Primary Aluminum (pounds, in millions)	121.5	129.9
Flat-Rolled Products (pounds, in millions)	93.4	91.3
Intersegment shipments:
Bauxite (kMts)	696.4	660.6
Alumina (kMts)	122.9	124.9
Primary Aluminum (pounds, in millions)	20.7	13.1

NORANDA ALUMINUM HOLDING CORPORATION CONSOLIDATED BALANCE SHEETS (in millions, except par value) (unaudited)

	March 31,	December 31,
	2012	2011
	$	$
ASSETS
Current assets:
Cash and cash equivalents	73.0	42.7
Accounts receivable, net	136.4	107.6
Inventories, net	213.5	186.5
Prepaid expenses	9.5	13.3
Other current assets	12.6	41.3
Total current assets	445.0	391.4
Property, plant and equipment, net	696.7	699.8
Goodwill	137.6	137.6
Other intangible assets, net	65.6	67.1
Other assets	84.2	81.6
Total assets	1,429.1	1,377.5
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	105.6	95.9
Accrued liabilities	55.9	87.3
Taxes payable	10.5	2.6
Derivative liabilities, net	35.2	40.9
Deferred tax liabilities	28.3	35.9
Current portion of long-term debt	3.3	2.4
Total current liabilities	238.8	265.0
Long-term debt, net	594.6	426.1
Long-term derivative liabilities, net	0.3	0.1
Pension and other post-retirement benefit ("OPEB") liabilities	168.7	175.7
Other long-term liabilities	46.7	46.2
Long-term deferred tax liabilities	201.7	202.8
Common stock subject to redemption (0.2 shares at March 31, 2012 and December 31, 2011)	2.0	2.0
Shareholders’ equity:
Preferred stock (25.0 shares authorized, $0.01 par value; no shares issued and outstanding at March 31, 2012 and December 31, 2011)	—	—
Common stock (200.0 shares authorized; $0.01 par value; 67.4 shares issued and outstanding at March 31, 2012; 67.3 shares issued and outstanding at December 31, 2011, including 0.2 shares subject to redemption at March 31, 2012 and December 31, 2011)	0.7	0.7
Capital in excess of par value	230.5	231.9
Retained earnings (accumulated deficit)	(7.3)	63.4
Accumulated other comprehensive loss	(53.6)	(42.4)
Total shareholders’ equity	170.3	253.6
Non-controlling interest	6.0	6.0
Total equity	176.3	259.6
Total liabilities and equity	1,429.1	1,377.5

NORANDA ALUMINUM HOLDING CORPORATION CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) (unaudited)

	For the three months ended March 31,
	2012	2011
	$	$
OPERATING ACTIVITIES
Net income	16.2	38.3
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	22.9	23.6
Non-cash interest expense	0.7	0.7
Last in, first out and lower of cost or market inventory adjustments	(4.9)	10.1
Loss on disposal of assets	0.6	1.1
Gain on hedging activities, net of cash settlements	(26.0)	(27.0)
Debt refinancing expense	8.1	—
Deferred income taxes	(2.3)	0.2
Share-based compensation expense	2.2	2.0
Excess tax benefit related to share-based payment arrangements	—	(0.1)
Changes in other assets	(1.4)	(5.8)
Changes in pension, other post-retirement and other long-term liabilities	(1.3)	3.1
Changes in current operating assets and liabilities:
Accounts receivable, net	(28.9)	(29.1)
Inventories, net	(22.9)	(16.8)
Taxes receivable and taxes payable	7.8	12.0
Other current assets	32.2	(3.6)
Accounts payable	12.1	10.8
Accrued liabilities	(31.5)	1.6
Cash provided by (used in) operating activities	(16.4)	21.1
INVESTING ACTIVITIES
Capital expenditures	(21.6)	(13.5)
Cash used in investing activities	(21.6)	(13.5)
FINANCING ACTIVITIES
Proceeds from issuance of common shares, equity offerings	0.1	—
Dividends paid to shareholders	(86.9)	—
Distributions paid to share-based award holders	(3.1)	—
Repurchase of shares	(0.3)	—
Repayments of long-term debt	(153.2)	—
Borrowings on long-term debt	322.6	—
Deferred financing cost	(10.9)	—
Excess tax benefit related to share-based payment arrangements	—	0.1
Cash provided by financing activities	68.3	0.1
Change in cash and cash equivalents	30.3	7.7
Cash and cash equivalents, beginning of period	42.7	33.8
Cash and cash equivalents, end of period	73.0	41.5

NORANDA ALUMINUM HOLDING CORPORATION SEGMENT RESULTS (in millions) (unaudited)

	First quarter ended March 31, 2012
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	10.7	57.6	140.1	145.1	—	—	353.5
Intersegment	22.5	36.9	21.8	—	—	(81.2)	—
Total sales	33.2	94.5	161.9	145.1	—	(81.2)	353.5
Segment profit (loss)	2.2	13.7	25.7	14.5	(8.7)	(2.8)	44.6
Depreciation and amortization	2.0	5.2	10.8	4.5	0.4	—	22.9
Capital expenditures	1.3	4.3	12.7	2.8	0.5	—	21.6

	First quarter ended March 31, 2012
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	2.2	13.7	25.7	14.5	(8.7)	(2.8)	44.6
Depreciation and amortization	(2.0)	(5.2)	(10.8)	(4.5)	(0.4)	—	(22.9)
Last in, first out and lower of cost or market inventory adjustments	—	—	3.4	2.0	—	(0.5)	4.9
Loss on disposal of assets	—	—	(0.5)	(0.1)	—	—	(0.6)
Non-cash pension, accretion and stock compensation	—	(0.2)	(1.4)	(1.3)	(2.2)	—	(5.1)
Relocation and severance	—	—	(0.2)	—	—	—	(0.2)
Consulting fees	—	—	—	—	(0.5)	—	(0.5)
Cash settlements on hedging transactions	—	—	—	1.2	—	—	1.2
Other, net	—	(0.1)	—	—	(0.2)	2.5	2.2
Operating income (loss)	0.2	8.2	16.2	11.8	(12.0)	(0.8)	23.6
Interest expense, net							6.5
Gain on hedging activities, net							(14.7)
Debt refinancing expense							8.1
Total other income, net							(0.1)
Income before income taxes							23.7

NORANDA ALUMINUM HOLDING CORPORATION SEGMENT RESULTS (in millions) (unaudited)

	First quarter ended March 31, 2011
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	16.8	61.1	165.3	151.4	—	—	394.6
Intersegment	21.3	42.8	15.5	—	—	(79.6)	—
Total sales	38.1	103.9	180.8	151.4	—	(79.6)	394.6
Segment profit (loss)	6.4	22.9	47.8	13.5	(6.6)	(1.9)	82.1
Depreciation and amortization	1.6	5.2	11.7	4.8	0.3	—	23.6
Capital expenditures	3.1	2.3	6.1	2.0	—	—	13.5

	First quarter ended March 31, 2011
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Segment profit (loss)	6.4	22.9	47.8	13.5	(6.6)	(1.9)	82.1
Depreciation and amortization	(1.6)	(5.2)	(11.7)	(4.8)	(0.3)	—	(23.6)
Last in, first out and lower of cost or market inventory adjustments	—	—	(4.8)	(5.9)	—	0.6	(10.1)
Loss on disposal of assets	—	—	(0.5)	(0.6)	—	—	(1.1)
Non-cash pension, accretion and stock compensation	(0.1)	(0.1)	(0.7)	(0.6)	(2.2)	—	(3.7)
Relocation and severance	—	(0.1)	(0.2)	—	(0.1)	—	(0.4)
Consulting fees	—	—	—	—	(0.3)	—	(0.3)
Cash settlements on hedging transactions	—	—	(0.2)	(1.0)	—	—	(1.2)
Other, net	(0.1)	(0.2)	0.1	(0.1)	—	—	(0.3)
Operating income (loss)	4.6	17.3	29.8	0.5	(9.5)	(1.3)	41.4
Interest expense, net							5.7
Gain on hedging activities, net							(21.8)
Total other income, net							(16.1)
Income before income taxes							57.5

ADJUSTED EBITDA
(in millions)
(unaudited)

Management uses “Adjusted EBITDA” as a liquidity measure in respect of the fixed-charge coverage ratio and the net senior secured leverage ratio, as defined in the Company’s debt agreements. As used herein, Adjusted EBITDA means net income before income taxes, net interest expense, and depreciation and amortization, adjusted to eliminate certain non-cash expenses and other specified items of income or expense as outlined below (in millions):

	First quarter ended March 31,		Twelve months ended
	2012	2011	March 31, 2012	December 31, 2011
	$	$	$	$
Adjusted EBITDA	35.0	75.7	195.1	235.8
Last in, first out and lower of cost or market inventory adjustments (a)	4.9	(10.1)	2.4	(12.6)
Loss on disposal of assets	(0.6)	(1.1)	(2.8)	(3.3)
Non-cash pension, accretion and stock compensation	(5.1)	(3.7)	(13.8)	(12.4)
Relocation and severance	(0.2)	(0.4)	(2.7)	(2.9)
Consulting fees	(0.5)	(0.3)	(2.5)	(2.3)
Interest rate swap	—	—	(4.6)	(4.6)
Debt refinancing expense	(8.1)	—	(8.1)	—
Non-cash derivative gains (b)	25.5	27.0	115.5	117.0
Other, net	2.2	(0.3)	(6.7)	(9.2)
Depreciation and amortization	(22.9)	(23.6)	(97.0)	(97.7)
Interest expense, net	(6.5)	(5.7)	(22.3)	(21.5)
Income tax expense	(7.5)	(19.2)	(33.7)	(45.4)
Net income	16.2	38.3	118.8	140.9

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, and may not be comparable to similarly titled measures used by other companies in the Company’s industry. Adjusted EBITDA should not be considered in isolation from or as an alternative to net income, income from continuing operations, operating income or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. For example, Adjusted EBITDA excludes certain tax payments that may represent a reduction in cash available to us; does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; does not reflect capital cash expenditures, future requirements for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; and does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s indebtedness. Adjusted EBITDA also includes incremental stand-alone costs and adds back non-cash hedging gains and losses, and certain other non-cash charges that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. You should not consider the Company’s Adjusted EBITDA as an alternative to operating income or net income, determined in accordance with U.S. GAAP, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of the Company’s cash flows or as a measure of liquidity.

The following table reconciles Adjusted EBITDA to cash flow from operating activities for the periods presented (in millions):

	First quarter ended March 31,		Year ended
	2012	2011	December 31, 2011
	$	$	$
Adjusted EBITDA	35.0	75.7	235.8
Stock compensation expense	2.2	2.0	5.3
Changes in other assets	(1.4)	(5.8)	(6.7)
Changes in pension, other post-retirement liabilities and other long-term liabilities	(1.3)	3.1	(14.3)
Changes in current operating assets and liabilities	(31.2)	(25.1)	30.8
Changes in current income taxes	(9.8)	(19.0)	(70.5)
Changes in accrued interest	(5.8)	(5.0)	(9.8)
Non-cash pension, accretion and stock compensation	(5.1)	(3.7)	(12.4)
Restructuring, relocation and severance	(0.2)	(0.4)	(2.9)
Consulting and sponsor fees	(0.5)	(0.3)	(2.3)
Interest rate swaps	—	—	(4.6)
Other, net	1.7	(0.4)	(7.8)
Cash flow from operating activities	(16.4)	21.1	140.6

(a) The Company’s New Madrid smelter and the Company's rolling mills use the LIFO method of inventory accounting for financial reporting and tax purposes. This adjustment restates net income to the FIFO method by eliminating LIFO expenses related to inventories held at the New Madrid smelter and the rolling mills. Product inventories at Gramercy and St. Ann and supplies inventories at New Madrid are stated at lower of weighted-average cost or market, and are not subject to the LIFO adjustment. The Company also reduces inventories to the lower of cost (adjusted for purchase accounting) or market value.

(b) The Company uses derivative financial instruments to mitigate effects of fluctuations in aluminum and natural gas prices. This adjustment eliminates the non-cash gains and losses resulting from fair market value changes of aluminum swaps. Cash settlements (received) or paid, except settlements on hedge terminations, related to the Company’s derivatives are included in Adjusted EBITDA and are shown in the table below:

	First quarter ended March 31,		Twelve months ended
	2012	2011	March 31, 2012	December 31, 2011
	$	$	$	$
Variable price aluminum offset swaps and other	1.2	(1.2)	2.3	(0.1)
Natural gas swaps	9.6	6.4	29.3	26.1
Interest rate swaps	—	—	4.6	4.6
Total	10.8	5.2	36.2	30.6

NORANDA ALUMINUM HOLDING CORPORATION
NET CASH COST OF PRIMARY ALUMINUM
(unaudited)

Unit net cash cost for primary aluminum per pound represents the costs of producing commodity grade aluminum net of value-added premiums on primary aluminum sales. The Company has provided unit net cash cost per pound of aluminum shipped because it provides investors with additional information to measure operating performance. Using this metric, investors are able to assess the prevailing LME price plus Midwest premium per pound versus unit net costs per pound shipped. Unit net cash cost per pound is positively or negatively impacted by changes in primary aluminum, alumina and bauxite production and sales volumes, natural gas and oil related costs, seasonality in electrical contract rates, and increases or decreases in other production related costs. Unit net cash costs is not a measure of financial performance under U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Unit net cash costs per pound shipped should not be considered in isolation from or as an alternative to any performance measures derived in accordance with U.S. GAAP. The following table shows the calculation of integrated net cash cost of primary aluminum:

	First quarter ended March 31,
	2012	2011
Total primary aluminum cash cost (in millions)	$110.8	$93.8
Total shipments (pounds, in millions)	142.2	143.0
Integrated primary aluminum net cash cost (per pound)	$0.78	$0.66

(a) Total primary aluminum cash cost is calculated below (in millions):
Total Primary Aluminum revenue	$161.9	$180.8
Less: fabrication premiums and other revenue	(12.3)	(11.8)
Realized Midwest Transaction Price revenue	149.6	169.0
Primary Aluminum segment profit	25.7	47.8
Alumina segment profit	13.7	22.9
Bauxite segment profit	2.2	6.4
Eliminations	(2.8)	(1.9)
Total	38.8	75.2
Total primary aluminum cash cost (in millions)	$110.8	$93.8

NORANDA ALUMINUM HOLDING CORPORATION
CALCULATION OF DILUTED EARNINGS PER SHARE,
EXCLUDING SPECIAL ITEMS
(in millions, except per share information)
(unaudited)

“Net income, excluding special items” means net income adjusted to eliminate the impact of certain transactions and events referred to as “special items,” as listed herein. “Diluted earnings per share, excluding special items” refers to net income excluding special items, divided by the number of diluted weighted-average common shares outstanding. Management has provided net income, excluding special items and diluted earnings per share, excluding special items because the measure provides investors with additional information with which to measure operating results. Using these metrics, investors are able to assess the impact of certain transactions and events on earnings and to compare net income from period to period with the impact of those transactions and events removed from all periods. Management believes this metric is a valuable tool in assisting investors to compare financial results from period to period.

Net income, excluding special items may not be comparable to similarly titled measures used by other companies. Net income, excluding special items should not be considered in isolation from or as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP. Net income, excluding special items has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of results as reported under U.S. GAAP.

Special items are outlined below (in millions):

	First quarter ended March 31,
	2012	2011
	$	$
	Increase (decrease) to net income
Special items:
Transaction costs (1)	(8.6)	—
Modification of stock options (2)	(1.2)	—
Gain on hedging activities	14.7	21.8
Total special items (pre-tax)	4.9	21.8

(1) Includes $8.1 million of costs related to the refinancing and the tender offer, including creditor and third- party fees as well as the write-off of deferred financing fees. This amount also includes $0.5 million of costs related to the public secondary offering of 10 million shares of our common stock by Apollo.

(2) During first quarter 2012, holders of stock options, service-vesting restricted stock and restricted stock units were paid cash for the $1.25 per share supplemental dividend. We accelerated $1.2 million of share-based payment compensation expense in connection with this award modification.

Diluted earnings per share, excluding special items is calculated as follows (in millions):

	First quarter ended March 31,
	2012	2011
	$	$
Pre-tax income	23.7	57.5
Pre-tax impact of special items	(4.9)	(21.8)
Pre-tax income, excluding special items	18.8	35.7
Income taxes, excluding special items	6.1	11.9
Net income, excluding special items	12.7	23.8
Weighted average common shares outstanding, diluted (shares, in millions)	68.84	68.12
Diluted earnings per share, excluding special items	0.18	0.35

Forward‐Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.

Forward-looking statements contain words such as “believes,” “expects,” “may,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs.

For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

Non-GAAP Financial Measures

This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. Management believes that these measures are helpful to investors in measuring financial performance and comparing performance to that of its peers. However, these non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP financial measures. To the extent non-GAAP financial measures are discussed on the earnings call, a reconciliation of each measure to the most directly comparable U.S. GAAP measure will be available within this press release or within the presentation slides filed as Exhibit 99.2 to the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release.

About the Company

Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company controlled by affiliates of its private equity sponsor.

For Question-and-Answer Participants

Participants are strongly encouraged to pre-register for the conference call using the URL below, as it will expedite entry into the conference call. Pre-registrants are issued an individual PIN number that provides immediate access into the live conference call. If you do not wish to pre-register, please dial the appropriate number below at least 15 minutes prior to the start of the call to participate in the question-and-answer session.

Preregistration URL: https://www.theconferencingservice.com/prereg/key.process?key=P949JEPMD
U.S. participants: 888.679.8018
International participants: 617.213.4845
Participant Passcode: 33421626

CONTACT:
Noranda Aluminum Holding Corporation
Robert Mahoney, Chief Financial Officer, 615-771-5752
robert.mahoney@noralinc.com